Exhibit 99.1

PRELIMINARY COPY

RockTenn

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IMPORTANT SPECIAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by [______], Eastern time, on [_______], 2015.

Vote by Internet

- Go to **www.envisionreports.com/RKT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Rock-Tenn Company Special Meeting of Shareholders' Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

The board of directors unanimously recommends a vote FOR the following proposals.

	For	Against	Abstain
1. To approve the Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015 (as it may be further amended from time to time), between Rock-Tenn Company, MeadWestvaco Corporation, Rome-Milan Holdings, Inc., Rome Merger Sub, Inc. and Milan Merger Sub, LLC.	☐	☐	☐
2. To adjourn the Rock-Tenn Company special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal described above.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation that may become payable to Rock-Tenn Company's named executive officers in connection with the transaction.	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please be sure to sign and date the proxy. Please sign exactly as your name or names appear hereon. For more than one owner, each should sign. When signing in a fiduciary or representative capacity, please give full title. If a corporation submits this proxy, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please have it signed in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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PRELIMINARY COPY IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy - ROCK-TENN COMPANY PROXY FOR CLASS A COMMON STOCK SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS ON [ ], 2015 The undersigned hereby appoints Steven C. Voorhees and Robert B. McIntosh, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Class A Common Stock of Rock-Tenn Company that the undersigned would be entitled to vote if personally present at the special meeting of shareholders to be held on [ ], 2015 at [ ], Eastern time, at the Hyatt Atlanta Perimeter at Villa Christina, 4000 Summit Boulevard, Atlanta, GA 30319, or at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and joint proxy statement/prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the special meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and joint proxy statement/prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof. Unless you are voting via the Internet or by telephone, please complete, date and sign this proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the special meeting on [ ], 2015. If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy or voted via the Internet or by telephone. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDERS, WITH RESPECT TO ANY OTHER MATTER. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Proxy card must be signed and dated on the reverse side. (Continued on other side)